Exhibit 99.1
LXP INDUSTRIAL TRUST
TRADED: NYSE: LXP
515 N FLAGLER DR, SUITE 408
WEST PALM BEACH, FL 33401

FOR IMMEDIATE RELEASE

LXP INDUSTRIAL TRUST ANNOUNCES $175 MILLION SALE OF DEVELOPMENT PROJECTS IN CENTRAL FLORIDA AND INDIANAPOLIS MARKETS

West Palm Beach, Fla. – October 1, 2025 - LXP Industrial Trust (“LXP”) (NYSE:LXP), a real estate investment trust focused on Class A warehouse and distribution real estate investments, today announced the sale of two vacant development projects, totaling 2,138,640 square feet, located in Ocala, Florida and Indianapolis, Indiana for an aggregate gross price of $175 million. The closing of the sale occurred on September 30, 2025.
The gross sale price represents a 20% premium, or $29 million, to the gross book value of the properties as of June 30, 2025. LXP expects to receive net proceeds of approximately $151 million after deducting minority partner distributions and transaction costs. Net proceeds from the sale will be used for debt repayment and other general corporate purposes.
Please visit https://ir.lxp.com/events-and-presentations/presentations for more details on the transaction.

ABOUT LXP INDUSTRIAL TRUST
LXP Industrial Trust (NYSE: LXP) is a publicly traded real estate investment trust (REIT) focused on Class A warehouse and distribution investments in 12 target markets across the Sunbelt and lower Midwest. LXP seeks to expand its warehouse and distribution portfolio through acquisitions, build-to-suit transactions, sale-leaseback transactions, development projects and other transactions. For more information, including LXP's Quarterly Supplemental Information package, or to follow LXP on social media, visit www.lxp.com.

Contact:

Investor or Media Inquiries for LXP Industrial Trust:
Heather Gentry, Executive Vice President of Investor Relations
LXP Industrial Trust
Phone: (212) 692-7200 E-mail: hgentry@lxp.com

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements, including, but not limited to, statements regarding the use of proceeds from the sale. Such forward-looking statements involve known and unknown risks, uncertainties and other factors not under LXP's control which may cause actual results, performance or achievements of LXP to be materially different from the results, performance, or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those factors and risks detailed in LXP's periodic filings with the SEC. Except as required by law, LXP undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events.